As filed with the Securities and Exchange Commission on March 11, 2013

                                                     Registration No. 333-182714
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                 AMENDMENT NO. 8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  Pladeo Corp.
                 (Name of small business issuer in its charter)

             Nevada                             7371                          98-1039235
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                           Circuito Porta Vicenza 3108
                               Leon, 37134 Mexico
                               +1 503 580 7561
                              pladeo.corp@gmail.com
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         Business Filings Incorporation
                  8040 Excelsior Dr. Suite 200 Medicon WI 53717
                               Tel: 1-800-981-7183
    (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

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
                         CALCULATION OF REGISTRATION FEE
======================================================================================================
   Title of Each                              Proposed Maximum     Proposed Maximum
Class of Securities    Amount of Shares to     Offering Price        Aggregate           Amount of
 To be Registered         be Registered         Per Share(1)       Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
  Common Stock              10,000,000             $0.01              $100,000            $11.46
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PLADEO CORP.

                        10,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Pladeo Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Lisbeth Guerrero, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Mrs. Guerrero will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

                     Offering Price                          Proceeds to Company
                       Per Share          Commissions          Before Expenses
                       ---------          -----------          ---------------
Common Stock             $0.01          Not Applicable            $100,000
Total                    $0.01          Not Applicable            $100,000

WE ARE CONSIDERED A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES AND ARE SUBJECT TO ADDITIONAL REGULATORY REQUIREMENTS AS A RESULT OF THIS STATUS, INCLUDING LIMITATIONS ON OUR SHAREHOLDER'S ABILITY TO RE-SELL THEIR SHARES IN OUR COMPANY, AS WELL AS ADDITIONAL DISCLOSURE REQUIREMENTS. ACCORDINGLY, INVESTORS SHOULD CONSIDER OUR SHARES TO BE A HIGH-RISK AND ILLIQUID INVESTMENT. REFER TO THE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 11.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER APPLICABLE FEDERAL SECURITIES LAWS AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Pladeo Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Pladeo Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

We are a development stage company with nominal operations. As a result, our company is considered a shell company under Rule 405 of the Securities Act.

                  SUBJECT TO COMPLETION, DATED __________, 2013

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          11
USE OF PROCEEDS                                                               12
DETERMINATION OF OFFERING PRICE                                               12
DILUTION                                                                      12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                    13
DESCRIPTION OF BUSINESS                                                       16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   18
EXECUTIVE COMPENSATION                                                        19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                20
PLAN OF DISTRIBUTION                                                          21
DESCRIPTION OF SECURITIES                                                     22
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES ACT
 LIABILITIES                                                                  23
LEGAL MATTERS                                                                 23
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        23
EXPERTS                                                                       23
AVAILABLE INFORMATION                                                         23
FINANCIAL STATEMENTS                                                          24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         24

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "PLADEO CORP." REFERS TO PLADEO CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                         EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

                                  PLADEO CORP.

We are a development stage company in the business of developing online chat system over the Internet that offers a real-time direct transmission of messages. Our System is a small web-based application that can be installed and executed within a web page by an end user. We will offer this system to everybody to use free off charge. To generate revenue we will include some fee based services.

Being a development stage company, we have no revenues and have limited operating history. Pladeo Corp. was incorporated in Nevada on February 2, 2012. To date we have prepared a business plan, registered a website domain (http://pladeo.com). Our principal executive office is located at Circuito Porta Vicenza 3108, Fracc. Porta Fontana, Leon, Mexico, 37134. Our phone number is +52 1 477 266 0071.

THE OFFERING

The Issuer:                   PLADEO CORP.

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of:
                              (i) the date when the sale of all 10,000,000 common shares is completed; (ii) one year from the date of this prospectus; or (iii) prior to one year at the sole determination of the board of directors..

Net Proceeds                  $100,000

Securities Issued and
 Outstanding:                 There are 8,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our President, Secretary, Lisbeth
                              Guerrero

Registration Costs            We estimate our total offering registration costs
                              to be approximately $10,000

Risk Factors                  See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements for the period from February 16, 2012 to January 31, 2013.

FINANCIAL SUMMARY

                                                            January 31, 2013 ($)
                                                            --------------------

        Cash and Deposits                                             239
        Total Assets                                                  239
        Total Liabilities                                           4,700
        Total Stockholder's Equity                                 (4,461)

STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                            February 16, 2012 to
                                                            January 31, 2013 ($)
                                                            --------------------

        Total Expenses                                             12,461
        Net Loss for the Period                                    12,461
        Net Loss per Share                                              0

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 2, 2012 and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. We estimate "significant losses" to be up to $100,000 which is our maximum offering. Our losses could be higher after the first twelve month period. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE ARE AN EMERGING GROWTH COMPANY AND CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, our stock price may be lower than it otherwise would be, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (ii) the last day of our fiscal year ending after the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934 as amended (the "Exchange Act").

WE WILL LOSE OUR EMERGING GROWTH COMPANY STATUS ON THE EARLIEST OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

AS AN EMERGING GROWTH COMPANY, EXEMPTIONS FROM THE FOLLOWING PROVISIONS ARE AVAILABLE TO US:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation; 3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we will are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to complying with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESSAND UNTIL WE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1(2).

Because Pladeo Corp is a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 ("EXCHANGE ACT"), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations. We will need the funds from this offering to commence activities listed in our business plan. As of January 31, 2013, we had cash in the amount of $239 and liabilities of $4,700. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $12,461 for the period from our inception on February 16, 2012 to January 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Thomas J Harris, CPA , our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As an embeddable chat system/social network company, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase ours services. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAT 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OUR FISCAL YEAR.

As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common stock is not registered under the Exchange Act. If we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; (currently we have one shareholder of record).

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same services at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Lisbeth Guerrero, our President, and the company's sole employee, currently devotes approximately twenty hours per week providing management services to us. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Mrs. Guerrero to our company could negatively impact our business development.

OUR SOLE EXECUTIVE OFFICER AND DIRECTOR DO NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive sole officer and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our sole executive's officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. She will offer the shares to friends, family members, and business associates, however, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 cost of this registration statement to be paid from existing cash on hand and loans from the director. We have already paid for the majority of legal and audit costs associated with this registration statement. If necessary, Lisbeth Guerrero, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR REGULATORY REQUIREMENTS ARE MORE LIMITED THAN THOSE IMPOSED UPON FULLY REPORTING COMPANIES.

On the effective date of our registration statement, we will be subject to the reporting requirements of Section 15(d) of the Exchange Act and will not have a class of securities registered under Section 12 of that act. The regulatory requirements imposed on Section 15(d) registrants are more limited than those imposed upon fully reporting companies and as a result investors may not get the full disclosure to fully evaluate the investment risks.

BECAUSE OUR COMMON STOCK IS NOT REGISTERER UNDER THE EXCHANGE ACT, WE WILL NOT BE SUBJECT TO THE FEDERAL PROXY RULES AND OUR SOLE DIRECTOR AND EXECUTIVE OFFICER AND 10% BENEFICIAL HOLDER WILL NOT BE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT.

As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 and S-1/A we file.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 70% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                 $25,000      $50,000      $75,000      $100,000
                                 -------      -------      -------      --------
Legal and professional fees      $10,000      $10,000      $10,000      $10,000
Establish office                 $ 1,250      $ 4,000      $ 6,000      $ 9,000
Developing website               $ 1,250      $ 4,000      $ 6,000      $ 9,000
Salaries                         $ 3,000      $11,000      $16,000      $23,000
Advertising                      $ 4,000      $11,000      $18,000      $24,000
Developing/Testing system        $ 5,500      $12,000      $19,000      $25,000

The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

If necessary, Lisbeth Guerrero, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on February 2, 2012. Lisbeth Guerrero, our sole officer and director, paid $0.001 per share for the 8,000,000 common shares

Assuming completion of the offering, there will be up to 18,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                  $100,000     $75,000      $50,000     $25,000
-------------                  --------     -------      -------     -------
Offering price                  $0.01        $0.01        $0.01        $0.01
Net tangible book
 value per common
 share before offering          $0.001       $0.001       $0.001       $ .001
Increase per common
 share attributable to
 investors                      $0.0050      $0.0044      $0.0035      $0.0021

Pro forma net tangible
 book value per common
 share after  offering          $0.0060      $0.0054      $0.0045      $0.0031
Dilution to investors           $0.0040      $0.0046      $0.0055      $0.0069
Dilution as a
 percentage of
 offering price                      40%          46%          55%          69%

Based on 8,000,000 common shares outstanding as of January 31, 2013 and total stockholder's equity of $4,461 utilizing January 31, 2013 financial statements.

Since inception, our sole officer and director, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

PLAN OF OPERATION

To meet our need for cash we are attempting to raise money from this offering. We cannot guaranty that we will be able to raise enough money through this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We are planning to develop an online chat system and offer this system to everybody to use free off charge. To generate revenue we will include some fee based services. We want to make such system available for any website on the web, not only for mex.tl users. Following the effectiveness of this registration statement we will concentrate our effort on raising funds. In addition, we will also proceed with our business plan below based on the availability of funds. The milestones of our business plan are outlined below. Times are approximate and are based on funds availability.

Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations, assuming we raise $25,000 is as follows:

ESTABLISHING THE OFFICE
Time frame -1st month
Estimated Cost: $1,250: notebook - $650, furniture - $600

DEVELOP OUR WEBSITE
Time frame -2nd-4th month
Estimated Cost: $1,250
Hire an independent contractor to develop our website. Cost of web site developing $1100. Twelve month hosting with registration of our domain costs $150. Our web domain name is www.pladeo.com.

HIRING/DEVELOPING/TESTING CHAT SYSTEM
Time frame -5th - 8th month
Estimated Cost: $8,500: Hiring - $3,000, Developing - $3,500, Testing - $2,000

ONLINE ADVERTISING
Time frame - 9th-12th month
Estimated Cost: $4,000
a) Online Advertising: Google AdSense $1,500, Link Exchange - $1000, Facebook -$500
b) Hire an independent contractor for online marketing ($500 monthly)

Total: $15,000

To implement our plan of operations ($15,000) and pay ongoing legal fees associated with this offering ($10,000), the total expendire is: $25,000 for the next twelve months (assuming we raise $25,000). After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 16, 2012 TO JANUARY 31, 2013

During the period we incorporated the company, prepared a business plan, registered a website domain (http://pladeo.com), and executed an Agreement under which, Pladeo Corp will develop and provide chat system to Mex.tl and in exchange we will integrate our chat system in their website and will be able to advertise.

We have accrued net losses of $12,461 for the period from our inception on February 16, 2012 to January 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated no revenue since inception due to the fact that we are a development stage company and have not yet sold any advertising or any of our fee based services.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2013, we had cash in the amount of $239 and liabilities of $4,700. We currently do not have any operations and we have no income.

Since inception, we have sold 8,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

To meet a small part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Our currently available and contractually committed capital resources are not sufficient to fund planned operations for a period of not less than 12 months from the date of the prospectus, assuming no proceeds from the offering. It is most likely that all of our currently available and contractually committed capital resources will be used to fund remaining expenses associated with this registration statement. Our deficiency is $25,000 which is our budget as stated in our 12 month plan of operations. Without funds from this offering and additional loans from our director we will not be able to operate using the available capital resources at all.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We are in the business of developing online chat system over the Internet that offers a real-time direct transmission of messages. Our System is a widget/embeddable code, which is a small application that can be installed and executed within a web page by an end user. We will offer this system to everybody to use free off charge. To generate revenue we will include some fee based services. Many sites allow people to create their own websites in a fast and easy way, without any prior coding or programming experience. We have established a business relationship with creators of www.mex.tl website, which is involved in providing domain registration, webhosting and website development services in Mexico. Mex.tl became interested in our idea of creating a social chat between users of the system. They have a feedback system for their users. After they questioned their users regarding a chat system that can be easily implemented in their websites - they got a high approval rating of the idea. Clients who create websites through mex.tl want their visitors to be able to chat on their websites. We plan to provide such system for mex.tl. and for users of other websites on the web by making this chat system an embeddable application/widget. "Embeddable" means that anyone can copy the code to their website, and the chat will work on their website.

From analyzing what is available on the web we found a few chat systems. They can be divided into 2 groups:

     1) Chats that are offered as paid software. These systems usually charge their clients monthly and offer different plans depending on features and number of connections. These chats are typical for dating systems, live customer support, etc.
     2) Chats that are either paid or free and are offered as a widget/embeddable code. These systems usually are simpler to use and available to everyone. This is the type of system we will be implementing.

TECHNOLOGY

Most other chat systems are based on browser plug-ins that may not be available on all platforms (for example, flash is not available on i Phone), or have stability issues (Apple CEO says new tablet computer doesn't support Flash because Adobe's Web graphics program is unstable and bug prone. ) We believe browser plug-ins are also reaching their end of life (Flash is discontinued on mobile devices, Microsoft Silver-light is rumored to be discontinued after version 5) and so will most likely not be continued in development. Since HTML is a web standard, development will continue indefinitely. Other chat systems that do use HTML, either use outdated technologies or have limited in functionality. Our chat is based on standardized HTML and JavaScript, and so will work on every browser and every device.

COMPETITION.

Our competitors offer mostly different chat systems. These particular systems are very popular and have its advantages and disadvantages. Advantages are: easy to use, easy to customize, has large user base, many sites already use them.
Disadvantages: flash-based (old technology, slow and not useful for all mobile platforms), old design, no video chat, small box (can not re-size it to your preferable size). We feel that development stopped years ago, and they are not upgrading/updating their code. Design of the web page also can be improved, so we are introducing our chat system that we believe will have more advantages and less disadvantages.

Our failure to attain and maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations

MARKETING

We believe, that like other social networks, this system will grow by itself. Online advertising will be done via: Google AdSense, websites, Facebook, and LinkedIn.

EARNING PROFIT

As we reach a large user base we will include advertising into the chats. This approach will work well on mex.tl. Just by including this system to mex.tl we hope to obtain hundreds of thousands of users. Currently, their client data base contains approximately 300,000 users. Further, the system should promote itself, as all the websites that will use our chat system will advertise it on their websites. We will include "Add this chat to your website" button on every website. At first stage we will focus on getting more users. Once we reach over a few millions of users we will offer paid services.

PAID SERVICES

Pladeo is a social system, which means it relies not on one-time clients (like shopping sites) but on permanent members/users that come to use our services regularly. There are several methods that we will use to make money from users:

     1)   Contextual Advertising
     2)   Payments for Removal of Advertising
     3)   Payments for Upgrades
     4)   Business Services
     5)   Side Applications, such as online games
     6)   Mobile Apps

1) Contextual Advertising is a type of advertising that targets the users depending on the subject of their chat/page/discussion. Such advertising has proven to be very efficient by Google AdWords Program. For example if the chat is about music, advertising should target music related services, if it is about legal issues, advertising should offer legal services, etc. Pladeo will develop its own advertising platform, as well as may use such programs as Google AdSense.

2) Many users would not like to have advertising on their chats. We will allow the users to remove advertising from their chats for an annual fee. This concept works well with many free hosting systems.

3) We will have different packages: free and paid. Paid packages that offer advanced features, such as video chats, while label branding, enhanced templates, etc. Users will be charged a monthly fee for advanced packages.

4) We will offer special packages for businesses. For example if a dating website will want a customizable chat system for their website, we will provide it.

5) Many social systems, such as Facebook, make money from online games that are accessible through their website. We will offer such services as well.

6) We will offer paid free and paid mobile applications offered for iOS and Android platforms.

AGREEMENT

We have executed an agreement with Infospace S. De R.L. De C.V under which, Pladeo Corp will develop and provide chat system to Infospace and in exchange for being allowed to advertise on their website. Infospace is the counterparty to an agreement with the company, and that it operates the website Mex.tl. The agreement can be terminated at any time by either party with 30 days' notice, and that Infospace will pay Pladeo 50% of net revenues generated from the website from advertising means selected by Infospace. This agreement is filed as an exhibit to this registration statement.

OFFICE

Our business office is located at Circuito Porta Vicenza 3108, Fracc. Porta Fontana, Leon, Mexico, 37134.

GOVERNMENT REGULATIONS:

We do not believe that government regulations will have a significant impact on the way we do business.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of January 31, 2013, the names, positions and ages of our current executive officer and director

Name and Address of Executive
  Officers and/or  Director                 Age                 Position
  -------------------------                 ---                 --------
Lisbeth Guerrero,                           35    President, Executive Officer,
Circuito Porta Vicenza 3108,                      Treasurer, Secretary
Fracc. Porta Fontana
Leon, Mexico, 37134

The following is a brief description of the business experience of our executive officer, director and significant employees:

For last five years Lisbeth Guerrero has been working as manager for Salimus Corp - web developing company based in Mexico. She obtained an International Business Degree from University of Leon.

Lisbeth Guerrero has acted as our President, Secretary, Treasurer and sole Director since our incorporation on February 2, 2012. Our president will be devoting approximately 50% of her business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Lisbeth Guerrero has agreed to commit more time as required. Because Lisbeth Guerrero will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

TERM OF OFFICE

Our sole director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Lisbeth Guerrero, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the director and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have no employees other than our sole officer and director, Lisbeth Guerrero, who devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan Mrs. Guerrero intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on February 16, 2012 until January 31, 2013:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Lisbeth       February     -0-        -0-        -0-        -0-           -0-             -0-            -0-           -0-
Guerrero,     16, 2012
President,    January
Treasurer     31, 2013
and Secretary

There are no current employment agreements between the company and its officers.

Mrs. Guerrero currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31, 2013:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Lisbeth Guerrero   -0-         -0-         -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lisbeth Guerrero will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 8,000,000 shares of restricted common stock to Lisbeth Guerrero, our sole officer and director in consideration of $8,000.

Mrs. Guerrero will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mrs. Guerrero. Mrs. Guerrero will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mrs. Guerrero does not bear interest. There is no written agreement evidencing the advancement of funds by Mrs. Guerrero or the repayment of the funds to Mrs. Guerrero. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2013 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                Name and Address of         Amount and Nature of
Title of Class   Beneficial Owner           Beneficial Ownership      Percentage
--------------   ----------------           --------------------      ----------
Common Stock    Lisbeth Guerrero               8,000,000 shares           100%
                Circuito Porta Vicenza 3108,   of common stock
                Fracc. Porta Fontana           (direct)
                Leon, Mexico, 37134

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2013. As of January 31, 2013, there were 8,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Pladeo Corp. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company Director. Mrs. Guerrero will deliver prospectuses to these individuals and to others who she believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription agreement and return it to the Company Address: Circuito Porta Vicenza 3108, Fracc. Porta Fontana, Leon, Mexico, 37134. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company's selling efforts in the offering, Lisbeth Guerrero will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mrs. Guerrero is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mrs. Guerrero will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Mrs. Guerrero is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mrs. Guerrero will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mrs. Guerrero will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

PLADEO CORP. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Pladeo Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of April 20, 2012, there were 8,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.
The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in the Company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.
Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

                                     EXPERTS

Kevin A. Polis has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Thomas J Harris, CPA, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Thomas J Harris, CPA, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these Thomas J Harris, CPA documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of PLADEO CORP. for the period ended April 30, 2012, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting..

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                  PLADEO CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                JANUARY 31, 2013

                                  PLADEO CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                JANUARY 31, 2013

Balance Sheet as of January 31, 2013 and April 30, 2012                      F-3

Statement of Operations for the period nine months ended January 31, 2013
 and from February 16, 2012 (Date of Inception) to January 31, 2013          F-4

Statement of Cash Flows for the period nine months ended January 31, 2013
and from February 16, 2012 (Date of Inception) to January 31, 2013           F-5

Notes to the Financial Statements                                            F-6

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                    AS OF JANUARY 31, 2013 AND APRIL 30, 2012

                                                                        January 31,         April 30,
                                                                           2013               2012
                                                                         --------           --------
                                                                        (Unaudited)         (Audited)
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                              $    239           $  8,055
                                                                         --------           --------

TOTAL ASSETS                                                             $    239           $  8,055
                                                                         ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

CURRENT LIABILITIES
  Loan from director                                                     $  4,700           $    100
                                                                         --------           --------
TOTAL LIABILITIES                                                           4,700                100
                                                                         --------           --------
STOCKHOLDERS' EQUITY
  Common stock, par value $0.001; 75,000,000 shares authorized,
   8,000,000 shares issued and outstanding                                  8,000              8,000
  Additional paid in capital                                                    0                  0
  Retained Earnings                                                           (45)                 0
                                                                         --------           --------
Deficit accumulated during the development stage                          (12,416)               (45)
                                                                         --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                 (4,461)             7,955
                                                                         --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $    239           $  8,055
                                                                         ========           ========


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
           FOR THE PERIOD NINE MONTHS ENDED JANUARY 31, 2013 AND FROM
                FEBRUARY 16, 2012 (INCEPTION) TO JANUARY 31, 2013

                                              For the period         For the period      For the period from
                                               Three Months            Nine Months        February 16, 2012
                                                  ended                  ended              (Inception) to
                                                January 31,            January 31,            January 31,
                                                   2013                   2013                   2013
                                               ------------           ------------           ------------
                                               (Unaudited)             (Unaudited)            (Unaudited)
REVENUES                                       $          0           $          0           $          0
                                               ------------           ------------           ------------
OPERATING EXPENSES
  Professional fees                                   3,945                 12,396                 12,396
  Bank fees                                              10                     20                     65
  General and administrative expenses                     0                      0                      0
                                               ------------           ------------           ------------
TOTAL OPERATING EXPENSES                              3,955                 12,416                 12,461
                                               ------------           ------------           ------------
NET LOSS FROM OPERATIONS                             (3,955)               (12,416)               (12,461)
PROVISION FOR INCOME TAXES                                0                      0                      0
                                               ------------           ------------           ------------

NET LOSS                                       $     (3,955)          $    (12,416)          $    (12,461)
                                               ============           ============           ============

NET LOSS PER SHARE: BASIC AND DILUTED          $      (0.00)          $      (0.00)          $      (0.00)
                                               ============           ============           ============
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING: BASIC AND DILUTED                   8,000,000              8,000,000              8,000,000
                                               ============           ============           ============


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
              FOR THE PERIOD NINE MONTHS ENDED JANUARY 31, 2013 AND
      FOR THE PERIOD FROM FEBRUARY 16, 2012 (INCEPTION) TO JANUARY 31, 2013

                                                         For the period       For the period from
                                                           nine months         February 16, 2012
                                                             ended               (Inception) to
                                                           January 31,             January 31,
                                                              2013                    2013
                                                            --------                --------
                                                           (Unaudited)             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                   $(12,416)               $(12,461)
  Adjustments to reconcile net loss to net cash
   (used in) operating activities:
     Changes in assets and liabilities                            --                      --
                                                            --------                --------
CASH FLOWS USED IN OPERATING ACTIVITIES                      (12,416)                (12,461)
                                                            --------                --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                              --                   8,000
  Loans from Director                                          4,600                   4,700
                                                            --------                --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                    4,600                  12,700
                                                            --------                --------

NET INCREASE IN CASH                                          (7,816)                    239
Cash, beginning of period                                      8,055                       0
                                                            --------                --------

CASH, END OF PERIOD                                         $    239                $    239
                                                            ========                ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                             $      0                $      0
                                                            ========                ========
  Income taxes paid                                         $      0                $      0
                                                            ========                ========


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pladeo Corp. (the "Company" or "Pladeo") was incorporated under the laws of the State of Nevada on February 16, 2012. We are in the business of developing online chat systems for everybody to use free off charge. We want to make our system available for all websites, not only for mex.tl users.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $239 of cash as of January 31, 2013.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2013.

Comprehensive Income
The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Pladeo does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flows.

NOTE 3 - LOAN FROM DIRECTOR

A shareholder loaned $4,700 to the Company to pay for Company expenses. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,700 as of January 31, 2013.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On February 16, 2012, the Company issued 8,000,000 shares of common stock for cash proceeds of $8,000 at $0.001 per share.

There were 8,000,000 shares of common stock issued and outstanding as of January 31, 2013.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - INCOME TAXES

As of January 31, 2013, the Company had net operating loss carry forwards of approximately $12,461 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                               January 31, 2013
                                                               ----------------
     Federal income tax benefit attributable to:
       Current Operations                                          $ 4,237
       Less: valuation allowance                                    (4,237)
                                                                   -------

     Net provision for Federal income taxes                        $     0
                                                                   =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                               January 31, 2013
                                                               ----------------
     Deferred tax asset attributable to:
       Net operating loss carryover                                $ 4,237
       Less: valuation allowance                                    (4,237)
                                                                   -------

     Net deferred tax asset                                        $     0
                                                                   =======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $12,461 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2013 and to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                  PLADEO CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                 APRIL 30, 2012

Report of Independent Registered Public Accounting Firm                     F-10

Balance Sheet as of April 30, 2012                                          F-11

Statement of Operations for the period from February 2, 2012
(Date of Inception) to April 30, 2012                                       F-12

Statement of Stockholders' Equity as of April 30, 2012                      F-13

Statement of Cash Flows for the period from February 2, 2012
(Date of Inception) to April 30, 2012                                       F-14

Notes to the Financial Statements                                           F-15

                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Pladeo Corp.

I have audited the accompanying balance sheets of Pladeo Corp.(A Development Stage Company) as of April 30, 2012, and the related statements of operations, stockholders' equity and cash flows for the period February 2, 2012 (inception) to April 30, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pladeo Corp.(A Development Stage Company) as of April 30, 2012 and the results of its operations and cash flows for the period then ended and February 2, 2012 (inception), to April 30, 2012 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #7 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #7 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Thomas J. Harris
-------------------------------
Seattle, Washington
June 19, 2012

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF APRIL 30, 2012

                                                                  April 30, 2012
                                                                  --------------

                                     ASSETS

Current Assets
  Cash and cash equivalents                                           $ 8,055
                                                                      -------

Total Assets                                                          $ 8,055
                                                                      =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  $   100
                                                                      -------

Total Liabilities                                                         100
                                                                      -------

Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares
   authorized, 8,000,000 shares issued and outstanding                  8,000
  Deficit accumulated during the development stage                        (45)
                                                                      -------

Total Stockholders' Equity                                              7,955
                                                                      -------

Total Liabilities and Stockholders' Equity                            $ 8,055
                                                                      =======


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM FEBRUARY 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                             For the period from
                                                               February 2, 2012
                                                                (Inception) to
                                                                April 30, 2012
                                                                --------------

REVENUES                                                          $        0
                                                                  ----------
OPERATING EXPENSES
  Professional fees                                                        0
  Bank fees                                                               45
  General and administrative expenses                                      0
                                                                  ----------
TOTAL OPERATING EXPENSES                                                  45
                                                                  ----------

NET LOSS FROM OPERATIONS                                                 (45)

PROVISION FOR INCOME TAXES                                                 0
                                                                  ----------

NET LOSS                                                          $      (45)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 8,000,000
                                                                  ==========


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM FEBRUARY 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                                                   Deficit
                                                                                 Accumulated
                                           Common Stock           Additional      during the         Total
                                       --------------------        Paid-in       Development      Stockholder's
                                       Shares        Amount        Capital          Stage            Equity
                                       ------        ------        -------          -----            ------
Inception, February 2, 2012                 --      $    --       $     --        $     --          $    --

Shares issued for cash at $0.001
 per share                           8,000,000        8,000             --              --            8,000

Net loss for the year ended
April 30, 2012                              --           --             --             (45)             (45)
                                     ---------      -------       --------        --------          -------

Balance, April 30, 2012              8,000,000      $ 8,000       $     --        $    (45)         $ 7,955
                                     =========      =======       ========        ========          =======


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM FEBRUARY 2, 2012 (INCEPTION) TO APRIL 30, 2012

                                                             For the period from
                                                               February 2, 2012
                                                               (Inception) to
                                                                April 30, 2012
                                                                --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $    (45)
                                                                   --------

CASH FLOWS USED IN OPERATING ACTIVITIES                                 (45)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  8,000
  Loans from Director                                                   100
                                                                   --------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                           8,100
                                                                   --------

NET INCREASE IN CASH                                                  8,055

Cash, beginning of period                                                 0
                                                                   --------

CASH, END OF PERIOD                                                $  8,055
                                                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Pladeo Corp. (the "Company" or "Pladeo") was incorporated under the laws of the State of Nevada on February 2, 2012. We are in the business of developing online chat systems for everybody to use free off charge. We want to make our system available for all websites, not only for mex.tl users.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars and on an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $8,055 of cash as of April 30, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Pladeo does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOAN FROM DIRECTOR

On April 2, 2012, a shareholder loaned $100 to the Company to open the bank account. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $100 as of April 2, 2012.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 20, 2012, the Company issued 8,000,000 shares of common stock for cash proceeds of $8,000 at $0.001 per share.

There were 8,000,000 shares of common stock issued and outstanding as of April 30, 2012.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                  PLADEO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 APRIL 30, 2012


NOTE 6 - INCOME TAXES

As of April 30, 2012, the Company had net operating loss carry forwards of approximately $45 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                  April 30, 2012
                                                                  --------------
Federal income tax benefit attributable to:
  Current Operations                                                 $ 15.30
  Less: valuation allowance                                           (15.30)
                                                                     -------
Net provision for Federal income taxes                               $     0
                                                                     =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                  April 30, 2012
                                                                  --------------
Deferred tax asset attributable to:
  Net operating loss carryover                                       $ 15.30
  Less: valuation allowance                                           (15.30)
                                                                     -------
                                                                     $     0
Net deferred tax asset                                               =======


Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $45 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of April 30, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2012 and to June 19, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]


                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                  PLADEO CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                               $    11.46
     Printing Expenses                                  $   100.00
     Accounting Fees and Expenses                       $ 1,100.00
     Auditor Fees and Expenses                          $ 3,500.00
     Legal Fees and Expenses                            $ 3,000.00
     Transfer Agent Fees                                $ 2,300.00
                                                        ----------
     TOTAL                                              $10,011.46
                                                        ==========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS According to your bylaws:

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by her or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which she is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that she is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if she is not a full time employee of the Corporation and notwithstanding that she is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On April 20, 2012, PLADEO CORP. offered and sold 8,000,000 share of common stock to our sole officer and director, Lisbeth Guerrero, for a purchase price of $0.001 per share, for aggregate offering proceeds of $8,000. PLADEO CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                       Description of Exhibit
------                       ----------------------
 3.1          Articles of Incorporation of the Registrant *
 3.2          Bylaws of the Registrant *
 5.1          Opinion re: Legality and Consent of Counsel
10.1          Agreement with Infospace S. De R.L. De C.V *
23.1          Consent of Legal Counsel (contained in exhibit 5.1)
23.2          Consent of Thomas J Harris, CPA *

----------
* Filed previously

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, NY on March 11, 2013.


                                      PLADEO CORP.


                                      By: /s/ Lisbeth Guerrero
                                         ---------------------------------------
                                      Name:  Lisbeth Guerrero
                                      Title: President
                                             (Principal Executive, Financial and
                                             Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisbeth Guerrero, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of PLADEO CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

     Signature                            Title                       Date
     ---------                            -----                       ----


/s/ Lisbeth Guerrero
--------------------------  President (Principal Executive,       March 11, 2013
Lisbeth Guerrero            Financial and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------
 3.1          Articles of Incorporation of the Registrant *
 3.2          Bylaws of the Registrant *
 5.1          Opinion re: Legality and Consent of Counsel
10.1          Agreement with Infospace S. De R.L. De C.V *
23.1          Consent of Legal Counsel (contained in exhibit 5.1)
23.2          Consent of Thomas J Harris, CPA *

----------
* Filed previously